Exhibit 23

                         A. M. PEISCH & COMPANY, LLP
                         CERTIFIED PUBLIC ACCOUNTANTS
                               --SINCE 1920--


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Union Bankshares, Inc. of our report dated January 12, 2001, included in the 2000 Annual Report to Shareholders of Union Bankshares, Inc.

                                       /s/ A. M. Peisch & Company, LLP

March 21, 2001
St. Johnsbury, Vermont
VT Reg. No. 92-0000102


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